As filed with the Securities and Exchange Commission on March 5, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Red Violet, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-2408531
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

(Address of Principal Executive Offices) (Zip Code)

(561) 757-4000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 and is incorporated by reference into this Form 10. For your convenience, we provide below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “The Spin-off,” “Capitalization,” “Business,” “Properties,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Forward-Looking Statements,” “Legal Proceedings,” “Management,” “Committees of the Board of Directors,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information,” “Index to Consolidated and Combined Financial Statements” and the statements referenced therein, “Index To Unaudited Condensed Consolidated and Combined Financial Statements” and the statements referenced therein, and “Unaudited Consolidated and Combined Pro Forma Financial Statements”

Item 1A.	Risk Factors	See “Risk Factors,” “Forward-Looking Statements,” “Index to Consolidated and Combined Financial Statements” and the statements referenced therein, “Index To Unaudited Condensed Consolidated and Combined Financial Statements” and the statements referenced therein, and “Unaudited Consolidated and Combined Pro Forma Financial Statements”

Item 2.	Financial Information	See “Summary,” “Summary Historical and Pro Forma Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Properties”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Beneficial Ownership of Securities”

Item 5.	Directors and Executive Officers	See “Management” and “Committees of the Board of Directors”

Item 6.	Executive Compensation	See “Management,” “Executive Compensation,” “Director Compensation” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management,” “Committees of the Board of Directors,” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “Terms of the Spin-off,” “Questions and Answers About the Spin-off,” “Risk Factors,” “The Spin-off,” “Capitalization,” “Beneficial Ownership of Securities” and “Description of Capital Stock”

Item 10.	Recent Sales of Unregistered Securities	None

Item No.	Caption	Location in Information Statement

Item 11.	Description of Registrant’s Securities to be Registered	See “Summary,” “Terms of the Spin-off,” “Questions and Answers About the Spin-off,” “The Spin-off,” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Liability and Indemnification of Directors And Officers”

Item 13.	Financial Statements and Supplementary Data	See “Summary,” “Summary Historical and Pro Forma Financial Data,” “Index to Consolidated and Combined Financial Statements” and the statements referenced therein, “Index To Unaudited Condensed Consolidated and Combined Financial Statements” and the statements referenced therein, and “Unaudited Consolidated and Combined Pro Forma Financial Statements”

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Index to Consolidated and Combined Financial Statements” and the statements referenced therein, “Index To Unaudited Condensed Consolidated and Combined Financial Statements” and the statements referenced therein, and “Unaudited Consolidated and Combined Pro Forma Financial Statements”

(a)	List of Financial Statements and Schedules

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Consolidated and Combined Financial Statements, Including Report of Independent Registered Public Accounting Firm

Unaudited Consolidated and Combined Pro Forma Financial Statements

(b)	Exhibits

The following documents are filed as exhibits hereto unless otherwise indicated:

Exhibit Number	Description of Exhibit

2.1	Separation and Distribution Agreement by and between Cogint, Inc. and Red Violet, Inc., dated February 27, 2018.†

3.1	Certificate of Incorporation of Red Violet, Inc.†

3.2	Form of Amended and Restated Certificate of Incorporation of Red Violet, Inc.†

3.3	Bylaws of Red Violet, Inc.†

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Exhibit Number	Description of Exhibit

3.4	Form of Amended and Restated Bylaws of Red Violet, Inc.†

10.1	Form of Red Violet, Inc. 2018 Stock Incentive Plan.*†

10.2	Form of Restricted Stock Unit Agreement Pursuant to the Red Violet 2018 Stock Incentive Plan.*†

10.3	Amended and Restated Tax Matters Agreement by and between Cogint, Inc. and Red Violet, Inc., dated February 27, 2018.†

10.4	Employee Matters Agreement by and between Cogint, Inc. and Red Violet, Inc., dated February 27, 2018.†

10.5	Transition Services Agreement by and between Cogint, Inc. and Red Violet, Inc., dated February 27, 2018.

21	Subsidiaries of Red Violet, Inc.†

99.1	Preliminary Information Statement of Red Violet, Inc. subject to completion, dated March 5, 2018.

*	Management contract or compensatory plan or arrangement.
†	Previously filed.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.5	Transition Services Agreement by and between Cogint, Inc. and Red Violet, Inc., dated February 27, 2018.

99.1	Preliminary Information Statement of Red Violet, Inc. subject to completion, dated March 5, 2018.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Red Violet, Inc.

By:	/s/ Derek Dubner
Name: Derek Dubner
Title: Chief Executive Officer

Dated: March 5, 2018

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